UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):April 22, 2021 (April 18, 2021)

Knoll, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12907	13-3873847
(Commission	(I.R.S. Employer
File Number)	Identification No.)

1235 Water Street
East Greenville, Pennsylvania	18041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 679-7991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 19, 2021, Knoll, Inc., a Delaware corporation (“Knoll”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Herman Miller, Inc., a Michigan corporation (“Herman Miller”), and Heat Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Herman Miller (“Merger Sub”).

The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (a) Merger Sub will be merged with and into Knoll (the “Merger”), with Knoll being the surviving corporation in the Merger, and, (b) at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.01 per share, of Knoll (“Knoll Common Stock”) (excluding shares exercising dissenters rights, shares owned by Knoll as treasury stock, shares owned by the deal parties or their subsidiaries, or shares subject to Knoll restricted stock awards) will be converted into the right to receive (i) $11.00 per share in cash, without interest (the “Cash Consideration”) and (ii) 0.32 (the “Exchange Ratio”) shares of common stock of Herman Miller (together with the Cash Consideration, the “Merger Consideration”).

The Merger Agreement does not provide for the payment of any consideration with respect to the issued and outstanding shares of preferred stock, par value $1.00 per share, of Knoll (“Knoll Preferred Stock”), which shares will be purchased by Herman Miller pursuant to the terms of a stock purchase agreement (the “Preferred Stock Purchase Agreement”) entered into between Herman Miller and Furniture Investments Acquisitions S.C.S., the holder of all of the outstanding shares of Knoll Preferred Stock (the “Series A Holder”), concurrently with the execution of the Merger Agreement.

The Merger Agreement provides that outstanding Knoll equity awards will be treated as follows at the Effective Time: (a) each outstanding and unexercised option award to purchase shares of Knoll Common Stock, whether or not vested, will be cancelled in consideration for the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (i) the excess, if any, of the value of the Merger Consideration over the exercise price per share of Knoll Common Stock subject to such option immediately prior to the Effective Time multiplied by (ii) the number of shares of Knoll Common Stock subject to such option immediately prior to the Effective Time; (b) except as provided below, each outstanding award of restricted Knoll Common Stock will be converted into an award in respect of a number of shares of restricted common stock of Herman Miller equal to the product of (i) the number of shares of Knoll Common Stock subject to the award multiplied by (ii) the sum of (A) the Exchange Ratio and (B) the quotient of (x) the Cash Consideration divided by (y) the volume weighted average price per share of common stock of Herman Miller on the NASDAQ for the five consecutive trading days ending the two trading days prior to the closing date (such sum, the “Equity Award Exchange Ratio”); (c) each outstanding award of restricted common stock of Knoll held by an individual who is a non-employee director of Knoll as of the closing date will fully vest and be converted into the right to receive the Merger Consideration and any accrued but unpaid dividends in respect of each share of Knoll Common Stock subject to the award; (d) except as provided below, each outstanding award of performance units will be converted into a time-vesting restricted unit award in respect of a number of shares of restricted common stock of Herman Miller equal to the product of (i) the number of shares of Knoll Common Stock subject to the award (determined by deeming performance goals to be achieved at 100%) multiplied by (ii) the Equity Award Exchange Ratio; (e) each outstanding award of performance units relating to Knoll Common Stock with performance conditions that are based on the performance of a specified Knoll subsidiary will be converted into a performance unit award, in respect of a number of shares of common stock of Herman Miller equal to the product of (i) the number of shares of Knoll Common Stock subject to the award multiplied by (ii) the Equity Award Exchange Ratio; and (f) each outstanding award of performance units that is held by an individual who is a former employee of Knoll, and remains eligible to vest, will be cancelled and converted into the right to receive the Merger Consideration in respect of each share of Knoll Common Stock subject to the award (determined by deeming performance goals achieved at 100% and prorated to the extent contemplated by the applicable award agreement) and any accrued but unpaid dividends in respect of each share of Knoll Common Stock subject to the award.

The board of directors of Knoll has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Knoll and its stockholders, (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (3) resolved to recommend that Knoll’s stockholders vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

The completion of the Merger is subject to satisfaction or waiver of certain customary closing conditions, including (a) the receipt of the required approvals from Knoll stockholders and Herman Miller stockholders, (b) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any authorization or consent from a governmental entity required to be obtained with respect to the Merger having been obtained and remaining in full force and in effect, without the imposition of a Burdensome Condition (as defined below), (c) the absence of any governmental order or law making illegal or otherwise prohibiting the consummation of the Merger or imposing a Burdensome Condition, (d) the effectiveness of the registration statement on Form S-4 to be filed by Herman Miller pursuant to which the shares of Herman Miller common stock to be issued in connection with the Merger are registered with the Securities and Exchange Commission (the “SEC”), and (e) the authorization for listing of the shares of Herman Miller common stock to be issued in connection with the Merger on the NASDAQ. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement, and the receipt of an officer’s certificate from the other party to such effect. The closing of the Merger may not occur prior to the date that is the earliest of (i) August 6, 2021, (ii) 10 business days following the termination or expiration of the waiting period under the HSR Act and (iii) four business days following the successful syndication of Herman Miller’s committed debt financing in connection with the Merger, unless otherwise agreed by the parties.

The Merger Agreement contains customary representations and warranties of Knoll and Herman Miller relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Knoll and Herman Miller, including, subject to certain exceptions, covenants relating to conducting their respective businesses in the ordinary course consistent with past practice, excluding actions taken in good faith in order to respond to the COVID-19 pandemic.

Herman Miller and, if requested by Herman Miller, Knoll, each also agreed to take any and all actions and steps necessary to avoid or eliminate each impediment under any antitrust law that may be asserted by any governmental entity or private party and to otherwise satisfy any closing conditions relating to antitrust law contained in the Merger Agreement so as to enable the consummation of the Merger and other transactions contemplated by the Merger Agreement as promptly as practicable; however, Herman Miller will not be required to commit to or effect any action that, individually or in the aggregate, would or would reasonably be expected to have a material adverse effect on the business, financial condition or operations of Herman Miller and its subsidiaries (including Knoll and its subsidiaries) from and after the Effective Time (calculated as if Herman Miller and its subsidiaries from and after the Effective Time were collectively the same size as Knoll and its subsidiaries prior to the Effective Time) (a “Burdensome Condition”).

Each of Knoll and Herman Miller has agreed not to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties or to engage in discussions with third parties regarding alternative acquisition proposals, and has agreed to certain restrictions on its ability to respond to any such proposals. However, prior to the receipt of their required stockholder approval, each party’s board of directors may withdraw, qualify or modify its recommendation that stockholders vote in favor of the transaction-related proposals in connection with certain intervening events or receipt of a “Superior Proposal” (as defined in the Merger Agreement), or terminate the Merger Agreement in order to enter into an agreement providing for a Superior Proposal, subject to the requirements and limitations set forth in the Merger Agreement.

The Merger Agreement contains termination rights for each of Knoll and Herman Miller, including, among others, if the consummation of the Merger does not occur on or before October 19, 2021 (provided that if as of such date all closing conditions have been satisfied other than conditions relating to (x) obtaining requisite regulatory approvals and (y) the absence of injunctions prohibiting consummation of the Merger under antitrust laws, such date will be automatically extended to January 19, 2022) (the “End Date”). Upon termination of the Merger Agreement under specified circumstances, including termination (i) by either party in the event of a change of recommendation by the other party’s board of directors, (ii) by either party to enter into an agreement in connection with a Superior Proposal or (iii) by either party as a result of a failure to obtain stockholder approval or to close prior to the End Date, in each case following the making of a proposal for an alternative transaction and upon the entry into an alternative transaction within 12 months after the date of such termination, then Knoll may be required to pay Herman Miller a termination fee of $43 million or Herman Miller may be required to pay Knoll a termination fee of $74 million. If the Merger Agreement is terminated as a result of a failure to obtain the requisite approval of Knoll stockholders, Knoll will be required to pay Herman Miller $7.5 million in cash, and if the Merger Agreement is terminated because of a failure to obtain the requisite approval of Herman Miller stockholders, Herman Miller will be required to pay Knoll $15 million in cash. In no event will either party be entitled to receive more than one termination fee, net of any expense reimbursement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein. It is not intended to provide any other factual information about Knoll, Herman Miller or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each party’s periodic reports filed with the SEC, and may be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Knoll, Herman Miller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Knoll’s public disclosures.

Voting and Support Agreement and Preferred Stock Purchase Agreement

Concurrently with the execution of the Merger Agreement, Herman Miller entered into a voting and support agreement (the “Voting Agreement”) and the Preferred Stock Purchase Agreement with the Series A Holder.

Pursuant to the Voting Agreement, subject to the terms and conditions therein, the Series A Holder has agreed to, and cause its affiliates to, vote all of the outstanding shares of Knoll Preferred Stock and any shares of Knoll Common Stock then beneficially owned by the Series A Holder or any of its affiliates (a) in favor of the adoption of the Merger Agreement and (b) against (i) any action or agreement that would reasonably be expected to result in a breach of the Merger Agreement or result in any closing condition thereunder not being satisfied on a timely basis and (ii) any proposal related to the entry by Knoll into an alternative transaction, or any other proposal made in opposition to, or in competition with, the Merger. As of the date of the Voting Agreement, an aggregate of 169,165 shares of Knoll Preferred Stock (equivalent to 10,099,402 shares of Knoll Common Stock on an as-converted basis) and 2,404,634 shares of Knoll Common Stock were subject to the Voting Agreement, representing approximately 21% of the total voting power of the holders of Knoll capital stock voting as a single class, with the holders of Knoll Preferred Stock voting on an as-converted basis.

The Voting Agreement also prohibits the Series A Holder from transferring any shares of Knoll Preferred Stock without Herman Miller’s consent. The Voting Agreement will terminate upon the earliest to occur of (i) the earlier of (A) the Effective Time, (B) a change of recommendation of the Knoll board of directors and (C) the date the Merger Agreement is terminated pursuant to its terms and (ii) the entry, without the prior written consent of the Series A Holder, into any amendment, waiver or modification or other change to any provision of the Merger Agreement that results in a change in the consideration payable to any holder of equity interests in Knoll or changes the mix of the consideration that would be payable in respect of such equity interests or is otherwise adverse in any material respect to the Series A Holder.

Pursuant to the Preferred Stock Purchase Agreement, upon the terms and subject to the conditions of the Preferred Stock Purchase Agreement, Herman Miller has agreed to purchase from the Series A Holder all of the shares of Knoll Preferred Stock held by the Series A Holder or any of its affiliates immediately prior to the Effective Time, for $1,496.12 per share of Knoll Preferred Stock, in cash, without interest, which represents an equivalent price per share of $25.06 for each share of Knoll Common Stock underlying each share of Knoll Preferred Stock as of the date of the Preferred Stock Purchase Agreement. Consummation of the transactions contemplated by the Preferred Stock Purchase Agreement is conditioned upon satisfaction of similar conditions to those contained in the Merger Agreement and the simultaneous closing of the Merger. The Preferred Stock Purchase Agreement (a) will automatically terminate upon the termination of the Merger Agreement, (b) may be terminated at any time prior to the closing of the transactions contemplated by the Preferred Stock Purchase Agreement by mutual written consent of each of Knoll, Herman Miller, and the Series A Holder and (c) may be terminated by the Series A Holder upon the entry, without the prior written consent of the Series A Holder, into any amendment, waiver or modification or other change to any provision of the Merger Agreement that results in a change in the consideration payable to any holder of equity interests in Knoll or changes the mix of the consideration that would be payable in respect of such equity interests or is otherwise adverse in any material respect to the Series A Holder.

The foregoing description of the Voting Agreement and the Preferred Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of such agreements, copies of which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Continuity Plan

On April 18, 2021, Knoll adopted a management continuity plan (the “Management Continuity Plan”) pursuant to which Knoll’s executive officers are entitled to payments upon a termination of employment by Knoll or its successor without cause or by the executive with good reason within 24 months of a change in control. Upon such qualifying termination, the applicable executive is entitled to a change in control payment that consists of: (a) a lump sum cash amount equal to two (or three, in the case of the chief executive officer) times the executive’s annual base salary; (b) a lump sum cash amount equal to two (or three, in the case of the chief executive officer) times the greater of (1) the executive’s average bonus of the previous three years or (2) the executive’s target bonus for the fiscal year in which the change of control occurs; (c) healthcare coverage, and life and disability insurance for the 24 consecutive month period beginning immediately after the date of the executive’s termination; (d) outplacement services up to a maximum of $25,000; and (e) all outstanding awards held by the executive under the Knoll’s stock incentive plans will vest in full as of the date of the executive’s termination. If an event or circumstance exists that would qualify as “good reason” under the Management Continuity Plan, Knoll has 45 days to cure the event or circumstance for participants other than the chief executive officer and the chief financial officer, after which period such executives may resign for good reason if the event or circumstance has not been cured. The Merger is expected to constitute a change in control for purposes of the Management Continuity Plan.

To receive payments under the Management Continuity Plan, the executive officer is obligated to execute a release of claims. Under the terms of the Management Continuity Plan, each executive officer is subject to a non-competition covenant prohibiting the executive officer from competing with Knoll for 12 months (18 months for the chief executive officer).

The foregoing description of the Management Continuity Plan does not purport to be complete and is qualified in its entirety by the actual Management Continuity Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This communication relates to a proposed business combination transaction between Knoll and Herman Miller. This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Knoll’s or Herman Miller’s stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics, and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; the effect of the announcement of the merger on the ability of Knoll or Herman Miller to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Knoll or Herman Miller does business, or on Knoll’s or Herman Miller’s operating results and business generally; risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the outcome of any legal proceedings related to the merger; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Herman Miller to successfully integrate Knoll’s operations; the ability of Herman Miller to implement its plans, forecasts and other expectations with respect to Herman Miller’s business after the completion of the transaction and realize expected synergies; business disruption following the merger; general economic conditions; the availability and pricing of raw materials; the financial strength of our dealers and the financial strength of our customers; the success of newly-introduced products; the pace and level of government procurement; and the outcome of pending litigation or governmental audits or investigations. These risks, as well as other risks related to the proposed transaction, will be included in the registration statement on Form S-4 and joint proxy statement/prospectus that will be filed with the SEC in connection with the proposed transaction. While the risks presented here, and those to be presented in the registration statement on Form S-4, are considered representative, they should not be considered a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Knoll’s and Herman Miller’s respective periodic reports and other filings with the SEC, including the risk factors identified in Knoll’s and Herman Miller’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. Neither Knoll nor Herman Miller undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, Herman Miller intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Knoll and Herman Miller and that also constitutes a prospectus of Herman Miller. Each of Knoll and Herman Miller may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that Knoll or Herman Miller may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Knoll and Herman Miller. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about Knoll, Herman Miller and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Herman Miller will be available free of charge on Herman Miller’s website at https://investors.hermanmiller.com/sec-filings or by contacting Herman Miller’s Investor Relations department at investor@hermanmiller.com. Copies of the documents filed with the SEC by Knoll will be available free of charge on Knoll’s website at https://knoll.gcs-web.com/sec-filings or by contacting Knoll’s Investor Relations department at Investor_Relations@knoll.com.

Participants in the Solicitation

Knoll, Herman Miller and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Herman Miller, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Herman Miller’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on September 1, 2020, and Herman Miller’s Annual Report on Form 10-K for the fiscal year ended May 30, 2020, which was filed with the SEC on July 28, 2020, as well as in a Form 8-K filed by Herman Miller with the SEC on July 17, 2020. Information about the directors and executive officers of Knoll, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Knoll’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2021, and Knoll’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 1, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Knoll or Herman Miller using the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 19, 2021, by and among Knoll, Inc., Herman Miller, Inc. and Heat Merger Sub, Inc.
10.1	Knoll, Inc. Management Continuity Plan

99.1	Voting and Support Agreement, dated April 19, 2021, by and between Herman Miller, Inc. and Furniture Investments Acquisitions S.C.S.
99.2	Stock Purchase Agreement, dated April 19, 2021, by and between Herman Miller, Inc. and Furniture Investments Acquisitions S.C.S.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Knoll agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that Knoll may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLL, INC.

	By:	/s/ Michael A. Pollner
Name: Michael A. Pollner
Title: Senior Vice President, Chief Administrative Officer, General Counsel & Secretary

Date: April 22, 2021